                                   EXHIBIT 21

                   KLEER-VU INDUSTRIES, INC. AND SUBSIDIARIES

                       LIST OF SUBSIDIARIES OF REGISTRANT

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                     ---------------------------------------



                                    STATE OR OTHER
                                    JURISDICTION OF
        SUBSIDIARY                   INCORPORATION                 NAMES
- -------------------------           ----------------   ------------------------------
Kleer Vu Plastics Corporation           Delaware       Kleer Vu Plastics Corporation


PAS Industry, Inc.                      California     PAS Industry, Inc.,
                                                       Kleer Vu Plastics Corporation


ProLine Storage Corporation             Tennessee      ProLine Storage Corporation,
                                                       Kleer Vu Custom Products,
                                                       ProLine


Photo Album Specialties                 Mexico         Photo Album Specialties De
De Mexico, S.A. de C.V.                                Mexico, S.A. de C.V.
(A Subsidiary of PAS Industry, Inc.)


Neslemur Company, Inc.                  Delaware       --Inactive--


Style Frames, Inc.                      California     Style Frames, Inc.


The Channel Group, Inc.                 California     The Channel Group, Inc.



                                                                           E-15